As filed with the Securities and Exchange Commission on November 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Priority Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4257046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2001 Westside Parkway

Suite 155

Alpharetta, GA 30004

(404) 952-2107

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley J. Miller

General Counsel

2001 Westside Parkway

Suite 155

Alpharetta, GA 30004

(404) 952-2107

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James W. Stevens

Troutman Pepper Hamilton Sanders LLP

600 Peachtree St. NE

Suite 3000

Atlanta, GA 30308

(404) 885-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

(Subject to Completion, Dated November 27, 2024)

PROSPECTUS

Priority Technology Holdings, Inc.

$100,000,000 of Common Stock

and

Up to 13,418,109 Shares of Common Stock from Selling Stockholders

We or the selling stockholders identified herein may offer to sell shares of our common stock, par value $0.001 per share, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering as described under “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities. Each time that we or the selling stockholders offer any securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the securities being offered, including identifying the selling stockholders as well as the specific amounts, prices and terms of the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We and the selling stockholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling stockholders.

Our common stock is listed and traded on the NASDAQ Capital Market under the symbol “PRTH.” On November 26, 2024, the last reported sales price for our common stock was $10.02 per share.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to in the section titled “Risk Factors” beginning on page 6 of this prospectus, in any prospectus supplement and free writing prospectus, together with the documents incorporated or deemed incorporated by reference before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to $100,000,000 in the aggregate of our common stock in one or more offerings. In addition, one or more selling stockholder may, from time to time, offer and sell up to 13,418,109 in the aggregate of shares of our common stock. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. Any prospectus supplement and any free writing prospectus may contain more specific information about the offering, including the specific amounts, prices and terms of the securities being offered. A prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

The rules of the Securities and Exchange Commission (the “SEC”) allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Information Incorporated by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents described herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “Priority,” “we,” “our,” “us” or like terms refer to Priority Technology Holdings, Inc. and its subsidiaries and predecessors.

Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or free writing prospectus, you must not rely on that information. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any trademarks, service marks and trade names of third parties appearing in this prospectus or incorporated by reference herein are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	negative economic and political conditions that adversely affect the general economy, consumer confidence and consumer and commercial spending habits, which may, among other things, negatively impact our business, financial condition and results of operations;

•	competition in the payment processing industry;

•	the use of distribution partners;

•	any unauthorized disclosures of merchant or cardholder data, whether through breach of our computer systems, computer viruses or otherwise;

•	any breakdowns in our processing systems;

•	government regulation, including regulation of consumer information;

•	the use of third-party vendors;

•	any changes in card association and debit network fees or products;

•	any failure to comply with the rules established by payment networks or standards established by third-party processors;

•	any proposed acquisitions or dispositions or any risks associated with completed acquisitions or dispositions; and

•	other risks and uncertainties set forth in the “Item 1A - Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Priority is a solutions provider in electronic payments and Banking as a Service (“BaaS”) industry, operating at scale with over 1.1 million active customers across its small and medium business (“SMB”) merchant, business-to-business (“B2B”) and enterprise customers channels. Priority processes approximately $127 billion in annual volume and provides administration for over $1.1 billion in deposits. Priority’s purpose-built technology enables clients to collect, store, lend and send money while providing accounts payable (“AP”) payment applications and Priority Passport (“Passport”) financial tools that best optimize their cash flow and maximize working capital bolstered by our industry leading personalized support.

Priority was established in 2005 and has grown from a founder-financed technology startup to become the 6th largest non-bank merchant acquirer in the U.S. by volume, according to the Nilson Report issued in March 2024. Since inception, we have built a native technology platform that provides all forms of payments (card acquiring and issuing, automated clearing house (“ACH”), check and wire) and embedded finance services that serve customers of any size. Priority maintains a global business platform with over 1,000 employees operating from its headquarters in Alpharetta, GA and regional offices in other locations, including New York, NY; Hicksville, NY; Chattanooga, TN; Raleigh, NC; Dallas, TX; San Francisco, CA; and Chandigarh, India.

Priority delivers value to its partners by leveraging its payments and embedded finance technology to deliver solutions that power modern commerce for SMBs and enterprise software and business partners. We handle the complexities of payments and embedded finance to free our partners to focus on their core business objectives. Priority’s solutions are offered via Application Program Interface (“API”) or proprietary applications with nationwide money transmission licenses, providing end-to-end operational support including automated risk management and underwriting, full compliance and industry leading customer service.

Our growth has been underpinned by three key strengths: 1) market leading proprietary product platforms in SMB, B2B and Enterprise Payments verticals; 2) focused distribution engines dedicated to helping our partners monetize their merchant payment networks; and 3) a cost-efficient, agile payment and business processing infrastructure, purpose-built to support our partners in operating in these distinct market verticals.

Priority’s solutions are delivered via internally developed payment applications and services to customers in the following business segments:

•	SMB Acquiring Solutions: Provides full-service acquiring and payment-enabled solutions for B2C transactions, leveraging Priority’s proprietary software platform, distributed through ISO, direct sales and vertically focused Independent Software Vendors (“ISV”) channels.

•	B2B Payables: Provides market-leading AP automation solutions to corporations, software partners and industry leading financial institutions (including Citibank and Mastercard).

•	Enterprise Payments and BaaS: Provides embedded finance and BaaS solutions to customers to modernize legacy platforms and accelerate software partners’ strategies to monetize payments.

The MX product suite provides technology-enabled payment acceptance and business management capabilities to merchants, enterprises and our distribution partners. The MX product suite includes MX Connect and MX Merchant products, which together provide resellers and merchant clients a flexible and customizable set of business applications that help better manage critical business work functions and revenue performance using core payment processing as our leverage point. MX Connect provides our SMB payments reselling partners with automated tools that support low friction merchant on-boarding, underwriting and risk management, client service, and commission processing through a single mobile-enabled, web-based interface. The result is a smooth merchant activation onto our flagship consumer payments offering, MX Merchant, which provides core processing and business solutions to SMB clients. In addition to payment processing, the MX Merchant product suite encompasses a variety of proprietary and third-party product applications that merchants can adopt such as MX Insights, MX Storefront, MX Retail, MX Invoice, MX B2B and ACH.com, among others. This comprehensive suite of solutions enables merchants to 1) identify key consumer trends in their businesses; 2) quickly implement e-commerce or retail POS solutions; and 3) handle ACH payments. By empowering resellers to adopt a consultative selling approach and embedding our technology into the critical day-to-day workflows and operations of both merchants and resellers, we believe that we have established and maintained “sticky” relationships. We believe that our strong retention, coupled with consistent merchant onboarding, have resulted in strong processing volume and revenue growth.

In addition to our SMB offering, we have diversified our source of revenues through our growing presence in the B2B market. We provide automated AP offerings to our enterprise clients and financial institutions through our CPX platform. Our CPX platform offers clients a seamless bridge for buyer-to-supplier (payor-to-provider) payments by integrating directly to a buyer’s payment instruction file and parsing it for payment to suppliers via virtual card, purchase card, ACH +, dynamic discounting or check. Successful implementation of our AP automation solutions provides: 1) suppliers with the benefits of cash acceleration; 2) buyers with valuable rebate/discount revenue: and 3) the Company with stable sources of payment processing and other revenue. Additionally, we provide a suite of integrated AP automation solutions businesses to financial institutions and card networks such as Citibank, Mastercard and Visa, among others. Alongside CPX as part of the AP suite, Priority acquired the assets of Plastiq Inc. through its subsidiary Plastiq, Powered by Priority, LLC, a leading B2B payments company, in the third fiscal quarter of 2023, and has helped tens of thousands of businesses improve cash flow with instant access to working capital, while automating and enabling control over all aspects of accounts payable and receivable. The flagship product, Plastiq Pay, pioneered a way for businesses to pay suppliers by credit card regardless of acceptance as an alternative to expensive, scarce bank loan options. Plastiq Accept offers an alternative to expensive merchant services, enabling businesses to accept credit cards with no merchant fees and get paid across any customer touch point, including a website, invoice, checkout process, and in person via QR code. The Plastiq Connect API suite enables platforms, marketplaces, and enterprise resource planning, to expand B2B payment options for payables and receivables in their native customer experience while outsourcing payment execution, risk, and compliance.

Our Enterprise Payments segment provides embedded finance and BaaS solutions to customers that modernize legacy platforms and accelerate modern software partners looking to monetize payment components. We provide solutions for ISVs, third-party integrators, and merchants that allow for the leveraging of our core payments engine, our automated payables platform or our account ledgering capabilities all via API resources.

We generate revenue primarily from payment processing transactions, and to a lesser extent, from monthly subscription services and other solutions provided to customers and interest income from the permissible investments of the deposits we hold. Payment processing fees are generated from the ongoing sales of our merchants and are governed by multi-year merchant contracts. As a result, payment processing fees are highly recurring in nature.

Priority Technology Holdings, Inc. is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2001 Westside Parkway, Suite 155, Alpharetta, GA 30004. Our telephone number is (800) 935-5961 and our internet address is www.prioritycommerce.com. Our website and the information contained thereon and accessible therefrom are not part of this prospectus and should not be relied upon by prospective investors in connection with any decision to purchase our common stock.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus, together with all of the other information included in this prospectus, any prospectus supplement or free writing prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from sales of our securities by selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information as of November 26, 2024, with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders that may from time to time be offered or sold pursuant to this prospectus. Selling stockholders as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer, Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part, as may be appropriate.

	Shares of Common Stock Beneficially Owned		Shares of	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock Outstanding	Common Stock that May be Offered for Resale	Number of Shares	Percentage of Common Stock Outstanding
Trident Finxera Holdings LP(2)	5,037,723	6.5%	5,037,723	0	0%
John Priore(3)	8,752,711	11.3%	4,697,431	4,055,280	5.3%
Ares Management Corporation(4)	0	0%	1,803,841	0	0%
Thomas C. Priore(5)	46,819,486	60.7%	1,000,000	45,819,486	59.4%
Sanj Goyle(6)	404,114	*	404,114	0	0%
Sean Kiewiet(7)	1,009,675	1.3%	200,000	809,675	1.1%
Ranjana Ram(8)	661,669	*	150,000	511,669	*
William Gahan	396,612	*	125,000	271,612	*

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Priority Technology Holdings, Inc., 2001 Westside Parkway, Suite 155, Alpharetta, GA 30004.
(2)	Trident Finxera Holdings LP, a Delaware limited partnership, is owned by certain funds managed by Stone Point Capital LLC. The address for Stone Point Capital LLC is 20 Horseneck Lane, Greenwich, CT 06830.
(3)	Currently serves as a director. Includes 4,697,431 common stock held by AESV Credit Card Consulting, LLC.
(4)	Includes 1,803,841 shares of Common Stock that may be acquired through the exercise of warrants that are exercisable as of, or will become exercisable within 60 days of, the date above. The address for Ares Management Corporation is 1800 Avenue of the Stars Suite 1400, Los Angeles, CA 90067.
(5)	Currently serves as President, Chief Executive Officer, and Chairman.
(6)	Includes 404,114 common stock held in Goyle Nanda 2018 Irrevocable Trust.
(7)	Currently serves as Chief Strategy Officer.
(8)	Currently serves as Chief Operating Officer.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the most important terms of our common stock and preferred stock and related provisions of the certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our common stock and our preferred stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001, and 100,000,000 shares of preferred stock, par value $0.001. As of November 26, 2024, 77,197,935 shares of common stock were outstanding, held by 66 stockholders of record and no shares of preferred stock were outstanding.

Common Stock

Voting Rights

Each holder of record of common stock, as such, shall have one vote for each share of common stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”).

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends, dividends may be declared and paid ratably on the common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.

Liquidation Rights

Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Fully Paid and Nonassessable

All of our shares of our common stock issued are duly authorized, validly issued, fully paid and nonassessable.

Securities Purchase Agreement

On April 27, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with credit funds managed by certain affiliates of Ares Management Corporation for the private placement of (i) up to $250,000,000 in aggregate of a senior preferred stock, par value $0.001 per share, (all of which senior preferred stock issued has since been redeemed) and (ii) warrants to purchase up to 1,803,841 shares of common stock.

Registration Rights

We entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated April 27, 2021, executed in conjunction with the Purchase Agreement, pursuant to which we agreed to provide certain rights related to the registration of common stock issued or issuable upon exercise of the warrants. The Registration Rights Agreement allows the investors to include their registerable securities in any registered offering of common stock covered by a non-shelf registration statement, except for a sale of common stock by the investors or their affiliates to one or more purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade, (iii) a direct sale or (iv) an overnight deal.

Under the Registration Rights Agreement, investors also have the right to demand and be included in a shelf registration, enabling them to request that we file a shelf registration statement with respect to their registrable securities, subject to S-3 eligibility requirements. Certain investors can demand non-underwritten “takedowns” of registrable securities off an effective shelf registration statement. All investors can exercise piggyback rights for underwritten shelf takedowns. We are required to file a post-effective amendment to an existing shelf to register up to the number of registrable securities previously taken down and not yet reloaded onto the shelf upon written request. However, these rights are subject to limitations, such as lock-up arrangements, and investors do not have piggyback rights for primary offerings by us covered by Form S-8, non-cash offerings, or offerings of securities other than common stock or registrable securities. We can also postpone or suspend the effectiveness of a registration statement for a “blackout period.” Investors must notify us in writing to demand a registration statement and indicate the number of registrable securities and the proposed plan of distribution. We must also keep investors informed of any registration of common stock with piggyback opportunities.

Warrants

Pursuant to the Purchase Agreement, we issued warrants to purchase up to 1,803,841 shares of common stock, subject to adjustments as set forth in such warrants, at an exercise price per share of $0.001. The warrants will expire on April 27, 2031, or earlier upon redemption or liquidation. The warrants are exercisable in whole at any time or in part from time to time by surrendering a warrant certificate on any business day to us at our principal office and upon payment to us of the exercise price for the warrant shares being purchased. All warrant shares will, upon issuance, be original issue shares, and not treasury stock, fully paid and nonassessable and free from all taxes, claims, liens, charges and other encumbrances with respect to the issuance of warrant shares other than as may be imposed by federal or state securities laws. Warrant holders are entitled to all the benefits, as well as subject to all obligations, of the Registration Rights Agreement.

Other Matters

Holders of our common stock have no preemptive, subscription, redemption or conversion rights and there is no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at any such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such time, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Our authorized preferred stock consists of 250,000 shares of redeemable senior preferred stock, par value $0.0001 per share. Issuance of preferred stock in the future could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. The terms of any preferred stock we may offer will be described in the applicable prospectus supplement.

Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law

We are not subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The board of directors has elected to opt out of Section 203, but the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third-party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders.

Our Second Amended and Restated Certificate of Incorporation contains provisions that have the same effect as Section 203, except that they provide that Priority Investment Holdings, LLC and Priority Incentive Equity Holdings, LLC (collectively, the “Sellers”) and certain of their respective affiliates and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the Sellers and certain of their respective affiliates and transferees from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Sellers and certain of their respective affiliates and transferees.

Limitation on Directors’ Liability and Indemnification of Directors, Officers and Employees

Our Second Amended and Restated Certificate of Incorporation and amended and restated bylaws will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Our Second Amended and Restated Certificate of Incorporation permits us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of our Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

The limitation of liability, advancement and indemnification provisions in the Second Amended and Restated Certificate of Incorporation and bylaws may discourage stockholders from bringing lawsuits against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Choice of Forum

Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Listing

Our common stock is listed on NASDAQ Capital Market under the symbol “PRTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Equiniti Trust Company, LLC, 48 Wall Street, Floor 23 New York, NY 10005.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in the prospectus from time to time in any one or more of the following methods when disposing of securities or interests there:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers;

•	through a combination of any of the forgoing methods of sale; and/or

•	through any other methods described in a prospectus supplement.

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, regardless of whether the shares are covered by this prospectus. The selling stockholders may also sell shares through trading plans entered into by the selling stockholders, including any trading plans pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf. Any such underwriters will be named in a prospectus supplement.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in an applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement of which this prospectus is a part and the exhibits and schedules thereto, via the SEC’s EDGAR database.

We also maintain a website at www.prioritycommerce.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 12, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 9, 2024, August 8, 2024 and November 7, 2024, respectively;

•	our definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 9, 2024;

•	our Current Reports on Form 8-K, filed on February 23, 2024, May 21, 2024, May 22, 2024, and November 21, 2024; and

•	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023 including any amendment or report filed for the purpose of updating such description.

In addition, we will incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, after the date of this prospectus and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) or other applicable SEC rules.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address and phone number:

Priority Technology Holdings, Inc.

Attn: Investor Relations

2001 Westside Parkway

Alpharetta, GA 30004

(773) 497-7575

You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any free writing prospectus is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee.

SEC Registration Fee		$35,894.21
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Blue Sky Fees and Expenses		*
Miscellaneous		*
Total	$	*

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits Schedules

Exhibit Number	Description of Exhibit
1.1†	Form of Underwriting Agreement
2.1**	Agreement and Plan of Merger dated as of March 5, 2021, by and among the Company, Finxera Holdings, Inc., Prime Warrior Acquisition Corp., and Stone Point Capital LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed March 8, 2021)
3.1**	Second Amended and Restated Certificate of Incorporation of Priority Technology Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 31, 2018)
3.2**	Certificate of Amendment to the Certificate of Incorporation of Priority Technology Holdings dated April 16, 2021, (incorporated by reference to Annex 1 to the Company’s Proxy Statement on Schedule 14(a), filed April 29, 2021)
3.3**	Certificate of Designations of Senior Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 3, 2021)
3.4**	Amended and Restated Bylaws of Priority Technology Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed July 31, 2018)
4.2**	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed July 26, 2016)
4.3**	Securities Purchase Agreement, dated April 27, 2021, by and between the Company, Ares Capital Corporation and Investors named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 3, 2021)
4.4**	Registration Rights Agreement, dated April 27, 2021, by and between the Company, Ares Capital Corporation and Investors named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed May 3, 2021)
4.5**	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed May 3, 2021)
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page hereto)
107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.
†	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 27, 2024.

Priority Technology Holdings, Inc.

/s/ Thomas C. Priore
Thomas C. Priore
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby constitute and appoint Thomas C. Priore and Timothy M. O’Leary, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments thereto and any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 27, 2024.

Signature	Title

/s/ Thomas C. Priore	President, Chief Executive Officer and Chairman
Thomas C. Priore	(Principal Executive Officer)

/s/ Timothy M. O’Leary	Chief Financial Officer
Timothy M. O’Leary	(Principal Financial Officer)

/s/ Rajiv Kumar	Senior Vice President and
Rajiv Kumar	Chief Accounting Officer (Principal Accounting Officer)

/s/ John Priore	Director
John Priore

/s/ Michael Passilla	Director
Michael Passilla

/s/ Marietta C. Davis	Director
Marietta C. Davis

/s/ Christina M. Favilla	Director
Christina M. Favilla

/s/ Marc Crisafulli	Director
Marc Crisafulli